UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2010
CLEAN DIESEL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(203) 416-5290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On August 25, 2010, the Registrant’s Directors increased the number of its Directors from five to seven and elected Mr. Frank J. Gallucci, 60, and Mr. David W. Whitwell, 44, as directors of the Registrant to fill the vacancies.
Mr. Gallucci is a Managing Director and founder of Whitestone Associates, LLC, a boutique investment banking firm specializing in M&A services and strategic planning, established in 1992. Since 2008, Mr. Gallucci has also served as a Vice President-Mergers and Acquisitions for Valhalla Management, a private equity firm based in Winnipeg, Canada. Mr. Gallucci holds a BS degree from the State University of New York —Oneonta and an MS and MBA from Hofstra University. Since 2003, Mr. Gallucci has served as an adjunct professor at Adelphi University’s Graduate School of Business.
Mr. Whitwell has been a Partner with B2B CFO Partners, LLC, a national firm providing part-time senior level financial and operational advisory services to emerging and middle market businesses, since March 2008. Prior to joining B2B CFO Partners, Mr. Whitwell served as Vice-President and Chief Financial Officer of IWT Tesoro Inc., a publicly-traded tile and stone distribution concern, from November 2006 through January 2008. From 1999 to November 2006, Mr. Whitwell served as Vice- President and Chief Financial Officer of the Registrant. Mr. Whitwell holds a BS degree from Pennsylvania State University and an MBA from Lehigh University.
There are a) no understandings or arrangements between either Mr. Gallucci or Mr. Whitwell and any other person pursuant to which either was selected as a director of the Registrant and b) neither Mr. Gallucci nor Mr. Whitwell has any material interest in any transaction or proposed transaction in which the Registrant is or is to be a party.
Each of the new directors has been appointed to the Audit Committee. In addition, the Registrant’s Board has formed a Special Committee of Independent Directors to review matters related to the proposed merger with Catalytic Solutions, Inc. Mr. Gallucci and Mr. Whitwell have been appointed to this Special Committee of Independent Directors and join Mr. Derek Gray and Mr. David Merrion as members of this committee.
As a director each of Mr. Gallucci and Mr. Whitwell will be entitled under the current Directors compensation policy of the Registrant to an annual Director’s retainer of $30,000 and will also receive an annual retainer of $10,000 for serving on the Audit Committee and an annual retainer of $10,000 for serving on the Special Committee of independent directors, each retainer paid quarterly in arrears.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.
By:	/s/ C. W. Grinnell
Charles W. Grinnell
Its: Corporate Secretary

Dated: August 30, 2010

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